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Exhibit 32.1

Certification

        This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the "Form 10-K") for the year ended December 31, 2003 of CRIIMI MAE Inc. (the "Issuer").

        I, Barry S. Blattman, Chief Executive Officer, certify that to the best of my knowledge:

  (i)
  the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

  (ii)
  the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

March 12, 2004	/s/ BARRY S. BLATTMAN

DATE	Barry S. Blattman Chairman of the Board and Chief Executive Officer

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Certification